Series Number:  3
For period ending 10/31/13

48)	Investor, A, C & R
First $100 million 1.200%
Next $900 million 1.150%
Next $1.0 billion 1.100%
Next $500 million 1.050%
Over $2.5 billion 1.000%

Institutional
First $100 million 1.000%
Next $900 million 0.950%
Next $1.0 billion 0.900%
Next $500 million 0.850%
Over $2.5 billion 0.800%

R6
First $100 million 0.850%
Next $900 million 0.800%
Next $1.0 billion 0.750%
Next $500 million 0.700%
Over $2.5 billion 0.650%

72DD)                      1. Total dividends for which record date passed during the period
           Investor Class                                           19,846
           Institutional Class                                           9,445
2. Dividends for a second class of open-end company shares
           A Class                                3,931
           C Class                                168
           R Class                                91
R6 Class                                -

73A)           1. Dividends from net investment income
           Investor Class                                           $0.5488
           Institutional Class                                $0.5952
2. Dividends for a second class of open-end company shares
           A Class                                $0.4907
           C Class                                $0.3279
           R Class                                $0.4326
R6 Class                                $0.1546

74U)           1. Number of shares outstanding (000's omitted)
                                 Investor Class                                           34,532
                                 Institutional Class                                           16,807
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                8,213
                                    C Class                                                                 705
R Class                                 240
R6 Class                                56

74V)    1. Net asset value per share (to nearest cent)
                                Investor Class                                $24.56
                                Institutional Class                                $24.61
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                $24.55
                                    C Class                                                                $24.18
R Class                                $24.44
R6 Class                                $24.61

Series Number: 10
For period ending 10/31/13

48)	Investor, A, C & R
1.200%

Institutional
1.000%

R6
0.850%

72DD)                      1. Total dividends for which record date passed during the period
           Investor Class                                           861
           Institutional Class                                           166
2. Dividends for a second class of open-end company shares
           A Class                                99
           C Class                                15
           R Class                                12
R6 Class                                -

73A)           1. Dividends from net investment income
           Investor Class                                           $0.3581
           Institutional Class                                $0.3795
2. Dividends for a second class of open-end company shares
           A Class                                $0.3312
           C Class                                $0.2506
           R Class                                $0.3043
R6 Class                                $-

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           3,805
                      Institutional Class                                           685
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                                      1,642
                      C Class                                            228
R Class                                            42
R6 Class                                           2

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.54
                      Institutional Class                                           $11.56
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $11.53
                                C Class                                           $11.47
R Class                                           $11.52
R6 Class                                           $11.57